UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   Form 8-A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                         LEHMAN BROTHERS HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                   (State of incorporation or organization)

                                  13-3216325
                       (IRS Employer Identification No.)

                              745 Seventh Avenue
                           New York, New York 10019
         (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class             Name of each exchange on which each class
to be so registered:            is to be registered:
-------------------             -----------------------------------------

6 1/4% Exchangeable Notes       New York Stock Exchange, Inc.
Due October 15, 2007

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[  ]

Securities Act Registration statement file number to which this form relates:

                                   333-60474

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

                                     None

Item 1. Description of Registrant's Securities to be Registered.
------- --------------------------------------------------------

Lehman Brothers Holdings Inc. (the "Registrant") hereby incorporates by reference the descriptions set forth under the captions "Description of the PIES" on pages S-11 to S-21 of the Prospectus Supplement dated October 4, 2004, to Prospectus dated June 14, 2001, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2. Exhibits.
------- ---------

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 to the Registrant's Transition Report on Form 10-K for the eleven months ended November 30,
     1994).

1.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, dated April 9, 2001 (incorporated by reference to Exhibit
     3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

1.3 By-Laws of the Registrant, amended as of October 22, 2002 (incorporated by reference to Exhibit 3.06 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002).

1.4 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to
     Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.5 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.6 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.7 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.8 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.9 Fifth Supplemental Indenture dated as of October 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.10 Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997)

1.11 Form of Global Security representing the Registrant's 6 1/4% Exchangeable Notes Due October 15, 2007

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            Lehman Brothers Holdings Inc.


                                            By:  /s/ Barrett S. DiPaolo
                                                 ----------------------
                                                     Barrett S. DiPaolo
                                                       Vice President

Date: October 7, 2004